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THE ST JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
EXHIBIT 99.01
(DOLLARS IN THOUSANDS)



THE FOLLOWING TABLE CALCULATES EBITDA (GROSS AND NET):

                                                                   Three            Three             Six               Six
                                                                   Months           Months           Months            Months
                                                                   Ended            Ended            Ended              Ended
                                                                  June 30,         June 30,         June 30,          June 30,
                                                                    2000             1999             2000              1999
                                                                 ----------       ----------       ----------        ----------

Income from continuing and discontinued operations
before income taxes and minority interest                        $   36,492       $   17,920       $   75,290        $   47,164
Additions:
  Depreciation and amortization                                      14,449           10,992           28,436            22,105
  Interest expense                                                    3,480            1,054            5,254             1,301
  Spin Costs                                                             10               10
Deductions:
  Gain on sales of nonoperating assets                                 (438)            (227)            (526)             (259)
                                                                 ----------       ----------       ----------        ----------

EBITDA, Gross                                                        53,995           29,739          108,465            70,311

Less minority interest percentages:
  Income before income taxes                                         (5,153)          (2,567)         (12,751)          (14,448)
  Depreciation and amortization                                      (4,369)          (3,553)          (8,390)           (6,923)
  Interest expense                                                     (439)             (24)            (502)              (64)
  Gain on sales of nonoperating assets                                  191             (343)             239              (367)
                                                                 ----------       ----------       ----------        ----------

EBITDA, Net                                                      $   44,424       $   23,252       $   87,060        $   48,509



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